Exhibit 5.A


                                [OBJECT OMITTED]



Ford Motor Company                                One American Road
                                                  P.O. Box 1899
                                                  Dearborn, Michigan 48126-1899

                                                  August 2, 2000

Ford Motor Company
One American Road
Dearborn, Michigan  48126


Ladies and Gentlemen:

     This  will  refer  to  the   Registration   Statement   on  Form  S-8  (the
"Registration Statement") that is being filed by Ford Motor Company (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to 1,253,108 shares of Common Stock, par value $.01 per share, of the Company ("Common Stock"), relating to the Company's Tax-Efficient Savings Plan for Hourly Employees (the "Plan").

     As an Assistant Secretary and Counsel of the Company, I am familiar with the Certificate of Incorporation and the By-Laws of the Company and with its affairs, including the actions taken by the Company in connection with the Plan. I also have examined such other documents and instruments and have made such further investigation as I have deemed necessary or appropriate in connection with this opinion.

     Based upon the foregoing, it is my opinion that:

          (1) The Company is duly incorporated and validly existing as a corporation under the laws of the State of Delaware.

          (2) All necessary corporate proceedings have been taken to authorize the issuance of the shares of Common Stock being registered under the Registration Statement, and all such shares of Common Stock acquired by Fidelity Management Trust Company, as trustee under the Master Trust Agreement dated as of September 30, 1995, as amended, relating to the Plan (the "Master Trust Agreement") and as trustee under the Plan, in accordance with the Master Trust Agreement and the Plan will be legally issued, fully paid and non-assessable when the Registration Statement shall have become effective and the Company shall have received therefor the consideration provided in the Plan (but not less than the par value thereof).

     I hereby consent to the use of this opinion as Exhibit 5.A to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission issued thereunder.

                                                   Very truly yours,

                                                   /s/Kathryn S. Lamping
                                                   Kathryn S. Lamping
                                                   Assistant Secretary and
                                                     Counsel